Exhibit 99.1
FOR IMMEDIATE RELEASE

February 7, 2006
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800
Health Care REIT, Inc.
Reports Fourth Quarter and Year End Results
Increases 2006 Quarterly Dividend Rate
Toledo, Ohio, February 7, 2006........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its fourth quarter and year ended December 31, 2005.
“We enjoyed a record year with $642.5 million of gross investments,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “In addition, we generated strong FAD growth of 19% and realized improved facility payment coverages. We successfully executed our plan to enhance the overall portfolio and quality of earnings by disposing of approximately $147 million of non-core assets, reducing loans to 6% of gross real estate investments and virtually eliminating subdebt. Our dispositions resulted in the recognition of an additional $4.5 million of interest income. Based on our strengthened portfolio and FFO and FAD growth prospects, the Board of Directors approved a 3% increase in the common stock dividend to $0.64 per quarter commencing with the May 2006 dividend.”
Key Performance Indicators.

	Quarter	Quarter		Year	Year
	Ended	Ended	Percentage	Ended	Ended	Percentage
	12/31/05	12/31/04	Change	12/31/05	12/31/04	Change
Net Income Available to Common Stockholders per Diluted Share	$0.47	$0.30	57%	$1.15	$1.39	-17%
FFO per Diluted Share — Adjusted (1)	$0.83	$0.71	17%	$3.03	$2.82	7%
FAD per Diluted Share — Adjusted (1)	$0.92	$0.68	35%	$3.04	$2.56	19%
Common Dividends per Share	$0.62	$0.60	3%	$2.46	$2.385	3%
FFO Payout Ratio — Adjusted (1)	75%	85%		81%	85%
FAD Payout Ratio — Adjusted (1)	67%	88%		81%	93%

(1) Adjusted for losses on extinguishment of debt in 2Q05 and 4Q05 and impairment of assets in 3Q04.
4Q05 Earnings Discussion. The fourth quarter 2005 reported net income of $0.47 per diluted share includes $2.2 million, or $0.04 per diluted share, of losses on extinguishment of debt, net of $0.8 million of fees collected in connection with the extinguishments. Fourth quarter 2005 earnings were positively impacted by the recognition of $4.2 million, or $0.07 per diluted share, of additional interest income as a result of loans that were repaid during the quarter. These loans were either on non-accrual or partial accrual and all contractual interest was received from the borrowers. Fourth quarter 2005 adjusted FAD was higher than FFO due to the inclusion of $4.9 million, or $0.09 per diluted share, of cash receipts in excess of rental income, which includes non-recurring cash rental payments of $7.8 million, or $0.14 per diluted share. The following table reconciles the FFO and FAD adjustments:

4Q05 FFO and FAD Reconciliation.

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	12/31/05	12/31/04	Percentage	12/31/05	12/31/04	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$0.79	$0.71	11%	$0.88	$0.68	29%
Debt extinguishment charges, net	$0.04			$0.04
Per Diluted Share — Adjusted	$0.83	$0.71	17%	$0.92	$0.68	35%
Included items:
Non-recurring cash payments				$0.14	$0.06
Additional interest income	$0.07			$0.07
2005 Earnings Discussion. Reported fiscal 2005 net income of $1.15 per diluted share includes $20.7 million, or $0.38 per diluted share, of losses on extinguishment of debt, which is net of $0.8 million of fees collected in connection with the extinguishments. Additionally, 2005 earnings were positively impacted by the recognition of $4.5 million, or $0.08 per diluted share, of additional interest income as a result of loans that were repaid during the year. Fiscal 2005 adjusted FAD was higher than FFO due to the inclusion of $0.7 million, or $0.01 per diluted share, of cash receipts in excess of rental income, which includes non-recurring cash rental payments of $13.9 million, or $0.25 per diluted share. The following table reconciles the FFO and FAD adjustments:
2005 FFO and FAD Reconciliation.

	Year	Year		Year	Year
	Ended	Ended		Ended	Ended
	12/31/05	12/31/04	Percentage	12/31/05	12/31/04	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$2.65	$2.82	-6%	$2.66	$2.55	4%
Debt extinguishment charges, net	$0.38			$0.38
Impairment charge		$0.01			$0.01
Per Diluted Share — Adjusted	$3.03	$2.82	7%	$3.04	$2.56	19%
Included items:
Non-recurring cash payments				$0.25	$0.16
Additional interest income	$0.08			$0.08
Dividends for Fourth Quarter 2005. As previously announced, the Board of Directors declared a dividend for the quarter ended December 31, 2005 of $0.62 per share as compared to $0.60 per share for the same period in 2004. The dividend represents the 139th consecutive dividend payment. The dividend will be payable February 21, 2006 to stockholders of record on January 31, 2006.
Dividends for 2006. The Board of Directors approved a new quarterly dividend rate of $0.64 per share per quarter ($2.56 per share annually), commencing with the May 2006 dividend, up 3% from $0.62 per share, the rate during 2005. The company’s dividend policy is reviewed annually during the Board of Directors’ January planning session. The declaration and payment of quarterly dividends remains subject to the review and approval of the Board of Directors.
Kindred / Commonwealth Update. The company previously announced its anticipated sale of four long-term acute care hospitals to Kindred Healthcare, Inc. for $80 million. The company now anticipates Kindred will lease these facilities under a master lease. The terms of the master lease are being negotiated. The transaction between Kindred and Commonwealth is anticipated to occur this quarter.

Outlook for 2006. The company is introducing its 2006 guidance and expects to report net income available to common stockholders for the full year in the range of $1.28 to $1.36 per diluted share, FFO in a range of $2.88 to $2.96 per diluted share and FAD in a range of $2.77 to $2.85 per diluted share. In preparing guidance, the company made the following assumptions:
•	Gross investments of $450 to $550 million, including acquisitions of $300 million at an average initial yield of 8.25-8.75%.

•	Gross investments include funded new development of $150 to $250 million with the investment balance capitalized at the company’s average cost of debt (approximately 6.50-6.75%) and recorded as a reduction in interest expense until completion.

•	Dispositions of $100 to $150 million at an average yield of 11.0%.

•	Net investments of $300 to $450 million.

•	General and administrative expenses of $21 to $22 million for the full year 2006. Included in the company’s first quarter 2006 G&A estimate is approximately $1.7 million ($0.03 per diluted share) of non-cash expenses for required accelerated vesting of options and restricted stock grants pursuant to Statement of Financial Accounting Standards No. 123(R), which was adopted on January 1, 2006. This represents a $1.3 million ($0.02 per diluted share) increase compared to the amortization methodology used historically. Excluding this item, the anticipated annual increase in G&A of approximately $2.5 to $3.5 million is attributable to increases in professional services fees, compensation costs, including new hires, and marketing expenses as a result of our larger size and anticipated future growth.

•	Straight-line rent of $7.0 million before any one-time cash payments.

•	An anticipated reduction in leverage from year-end 2005 levels through issuance of equity from the company’s DRIP and potential secondary equity offerings.
The guidance for 2006 FFO is below 2005 FFO primarily as a result of the $4.5 million of non-recurring 2005 interest income, a $3.8 to $4.8 million increase in G&A expenses, and an approximate $4.5 million reduction in rent and interest as a result of the Kindred/Commonwealth transaction, representing a decrease of $0.21 to $0.22 per diluted share.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items. Please see Exhibit 15 for a reconciliation of the outlook for net income to FFO and FAD.
Supplemental Reporting Measures. The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.
In October 2003, NAREIT informed its member companies that the SEC had changed its position on certain aspects of the NAREIT FFO definition, including impairment charges. Previously, the SEC accepted NAREIT’s view that impairment charges were effectively an early recognition of an expected loss on an impending sale of property and thus should be excluded from FFO similar to other gains and losses on sales. However, the SEC’s clarified interpretation is that recurring impairments taken on real property may not be added back to net income in the calculation of FFO and FAD. Although the company has adopted this recommendation, it has also disclosed FFO and FAD adjusted for the impairment charge in 2004 for enhanced clarity.
In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the current quarter loss on extinguishment of debt which may not be added back to net income in the calculation of FFO. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt in 2005 for enhanced clarity.
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13, 14 and 16 for reconciliations of FAD, FFO and EBITDA to net income.
Conference Call Information. The company has scheduled a conference call on February 8, 2006, at 9:00 a.m. Eastern time to discuss its fourth quarter and year end results, industry trends, portfolio performance and outlook for 2006. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care and senior housing properties. At December 31, 2005, the company had investments in 442 facilities in 36 states with 54 operators and had total assets of approximately $3.0 billion. The portfolio included 195 assisted living facilities, 203 skilled nursing facilities, 31 independent living/continuing care retirement communities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties that we take back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting our properties; the company’s ability to reinvest sale proceeds at similar rates to assets sold; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability claims and insurance costs for operators; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; delays in reinvestment of sale proceeds; changes in rules or practices governing the company’s financial reporting; and structure related factors, including real estate investment trust qualification, anti-takeover provisions and key management personnel. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
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HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	December 31
	2005	2004
Assets
Real estate investments:
Real property owned
Land	$261,236	$208,173
Buildings & improvements	2,659,746	2,176,327
Real property held for sale, net of accumulated depreciation	11,912	0
Construction in progress	3,906	25,463

	2,936,800	2,409,963
Less accumulated depreciation	(274,875)	(219,536)

Total real property owned	2,661,925	2,190,427

Loans receivable	194,054	256,806
Less allowance for losses on loans receivable	(6,461)	(5,261)

	187,593	251,545

Net real estate investments	2,849,518	2,441,972

Other assets:
Equity investments	2,970	3,298
Deferred loan expenses	12,228	9,486
Cash and cash equivalents	36,237	19,763
Receivables and other assets	71,211	77,652

	122,646	110,199

Total assets	$2,972,164	$2,552,171

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$195,000	$151,000
Senior unsecured notes	1,198,278	881,733
Secured debt	107,540	160,225
Accrued expenses and other liabilities	40,590	23,934

Total liabilities	1,541,408	1,216,892

Stockholders’ equity:
Preferred stock	276,875	283,751
Common stock	58,050	52,860
Capital in excess of par value	1,306,471	1,139,723
Treasury stock	(2,054)	(1,286)
Cumulative net income	830,103	745,817
Cumulative dividends	(1,039,032)	(884,890)
Accumulated other comprehensive income	0	1
Other equity	343	(697)

Total stockholders’ equity	1,430,756	1,335,279

Total liabilities and stockholders’ equity	$2,972,164	$2,552,171

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
Revenues:
Rental income	$67,417	$59,739	$253,306	$213,755
Interest income	8,744	5,622	23,993	22,818
Transaction fees and other income	1,806	558	4,548	2,432
Prepayment fees	0	50	0	50

Gross revenues	77,967	65,969	281,847	239,055

Expenses:
Interest expense	21,058	17,900	80,050	68,567
Provision for depreciation	21,107	18,620	80,000	66,897
General and administrative	4,254	6,247	17,249	16,585
Loan expense	502	825	2,710	3,393
Impairment of assets	0	0	0	314
Loss on extinguishment of debt	3,036	0	21,484	0
Provision for loan losses	300	300	1,200	1,200

Total expenses	50,257	43,892	202,693	156,956

Income from continuing operations	27,710	22,077	79,154	82,099

Discontinued operations:
Gain (loss) on sales of properties	3,361	(1,272)	3,227	(143)
Income (loss) from discontinued operations, net	850	404	1,905	3,415

	4,211	(868)	5,132	3,272

Net income	31,921	21,209	84,286	85,371

Preferred dividends	5,334	5,442	21,594	12,737

Net income available to common stockholders	$26,587	$15,767	$62,692	$72,634

Average number of common shares outstanding:
Basic	55,992	52,326	54,110	51,544
Diluted	56,368	52,784	54,499	52,082

Net income available to common stockholders per share:
Basic	$0.47	$0.30	$1.16	$1.41
Diluted	0.47	0.30	1.15	1.39

Common dividends per share	$0.62	$0.60	$2.46	$2.385

HEALTH CARE REIT, INC.
Financial Supplement — December 31, 2005

Portfolio Composition ($000’s)	Exhibit 1

	# Properties	# Beds/Units	Balance	% Balance
Balance Sheet Data
Real Property	425	42,998	$2,661,925	93%
Loans Receivable (1)	17	2,208	194,054	7%

Total Investments	442	45,206	$2,855,979	100%

	# Properties	# Beds/Units	Investment (2)	% Investment
Investment Data
Assisted Living Facilities	195	11,746	$962,620	34%
Skilled Nursing Facilities	203	27,748	1,266,196	44%
Independent/CCRCs	31	4,400	425,845	15%
Specialty Care Facilities	13	1,312	203,768	7%

Real Estate Investments	442	45,206	$2,858,429	100%

Notes:	(1)	Includes $16,770,000 of loans on non-accrual.

	(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,855,979,000 and $2,450,000, respectively.

Revenue Composition ($000’s)	Exhibit 2

	Three Months Ended		Year Ended
	December 31, 2005		December 31, 2005
Revenue by Investment Type (1)
Real Property	$69,756	88%	$265,941	91%
Loans Receivable	9,620	12%	25,213	9%

Total	$79,376	100%	$291,154	100%

Revenue by Facility Type (1)
Assisted Living Facilities	$36,395	46%	$132,935	46%
Skilled Nursing Facilities	32,876	41%	121,986	42%
Independent/CCRCs	5,012	6%	17,725	6%
Specialty Care Facilities	5,093	7%	18,508	6%

Total	$79,376	100%	$291,154	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

Operator Concentration ($000’s)	Exhibit 3

	# Properties	Investment	% Investment
Concentration by Investment
Emeritus Corporation	50	$362,832	13%
Merrill Gardens L.L.C.	13	204,907	7%
Southern Assisted Living, Inc.	43	195,794	7%
Life Care Centers of America, Inc.	23	195,129	7%
Commonwealth Communities Management LLC	13	191,335	7%
Remaining operators (49)	300	1,708,432	59%

Total	442	$2,858,429	100%

Geographic Concentration ($000’s)	Exhibit 4

	# Properties	Investment	% Investment
Concentration by Region
South	272	$1,495,446	52%
Northeast	63	521,929	18%
West	62	482,426	17%
Midwest	45	358,628	13%

Total	442	$2,858,429	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	62	$409,750	14%
Massachusetts	37	360,191	13%
Texas	49	218,450	8%
North Carolina	44	215,514	8%
California	17	202,416	7%
Remaining States (31)	233	1,452,108	50%

Total	442	$2,858,429	100%

Committed Investment Balances ($000’s except Investment per Bed/Unit)	Exhibit 5

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit

Assisted Living Facilities	195	11,746	$975,696	$83,066
Skilled Nursing Facilities	203	27,748	1,271,647	45,828
Independent/CCRCs	31	4,400	443,837	100,872
Specialty Care Facilities	13	1,312	203,768	155,311

Total	442	45,206	$2,894,948	-na-

Notes:	(1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 6

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Assisted Living Facilities	88%	84%	0%	16%	1.52x	1.30x
Skilled Nursing Facilities	86%	17%	15%	68%	2.18x	1.61x
Independent/CCRCs	92%	97%	1%	2%	1.43x	1.21x
Specialty Care Facilities	68%	20%	59%	21%	3.36x	2.77x

			Weighted Averages		1.92x	1.53x
Notes: Data as of September 30, 2005.

Exhibit 7

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$195,000	6%	Debt/Total Book Cap	51%
Long-Term Debt Obligations	1,305,818	45%	Debt/Undepreciated Book Cap	47%
Stockholders’ Equity	1,430,756	49%	Debt/Total Market Cap	40%

Total Book Capitalization	$2,931,574	100%
			Interest Coverage	3.54x 4th Qtr.
Common Shares Outstanding (000’s)	58,125			3.10x YTD
Period-End Share Price	$33.90		Interest Coverage	3.64x 4th Qtr.
Common Stock Market Value	$1,970,438	53%	- adjusted	3.35x YTD
Preferred Stock	276,875	7%	Fixed Charge Coverage	2.83x 4th Qtr.
Borrowings Under Bank Lines	195,000	5%		2.47x YTD
Long-Term Debt Obligations	1,305,818	35%	Fixed Charge Coverage	2.91x 4th Qtr.

Total Market Capitalization	$3,748,131	100%	- adjusted	2.66x YTD

Revenue Maturities ($000’s)	Exhibit 8
Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2006	$22,209	$4,223	$26,432	8%
2007	0	358	358	0%
2008	0	2,878	2,878	1%
2009	906	2,003	2,909	1%
2010	1,726	1,922	3,648	1%
Thereafter	270,515	5,420	275,935	89%

Total	$295,356	$16,804	$312,160	100%

Notes: (1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 9

Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt	Total

2006	$40,000	$0	$2,596	$42,596
2007	0	52,500	14,544	67,044
2008	500,000	42,330	9,725	552,055
2009	0	0	33,207	33,207
2010	0	0	8,094	8,094
2011	0	0	19,791	19,791
2012	0	250,000	14,126	264,126
Thereafter	0	850,000	5,457	855,457

Total	$540,000	$1,194,830	$107,540	$1,842,370

Notes:	(1)	Reflected at 100% capacity.

	(2)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

Investment Activity ($000’s)	Exhibit 10

	Three Months Ended		Year Ended
	December 31, 2005		December 31, 2005

Funding by Investment Type
Real Property	$374,153	100%	$622,547	97%
Loans Receivable	481	0%	19,936	3%

Total	$374,634	100%	$642,483	100%

Funding by Facility Type
Assisted Living Facilities	$3,073	1%	$52,971	8%
Skilled Nursing Facilities	138,883	37%	281,278	44%
Independent/CCRCs	232,055	62%	246,356	38%
Specialty Care Facilities	623	0%	61,878	10%

Total	$374,634	100%	$642,483	100%

Disposition Activity ($000’s)	Exhibit 11

	Three Months Ended		Year Ended
	December 31, 2005		December 31, 2005
Dispositions by Investment Type
Real Property	$78,064	75%	$88,098	60%
Loans Receivable	26,412	25%	58,923	40%

Total	$104,476	100%	$147,021	100%

Dispositions by Facility Type
Assisted Living Facilities	$104,476	100%	$146,042	99%
Skilled Nursing Facilities		0%		0%
Independent/CCRCs		0%		0%
Specialty Care Facilities		0%	979	1%

Total	$104,476	100%	$147,021	100%

Discontinued Operations ($000’s)	Exhibit 12

	Three Months Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
Revenues
Rental income	$1,409	$2,936	$9,307	$14,522

Expenses
Interest expense	311	842	2,574	3,989
Provision for depreciation	248	1,690	4,828	7,118

Income (loss) from discontinued operations, net	$850	$404	$1,905	$3,415

Funds Available For Distribution Reconciliation (Amounts in 000’s except per share data)	Exhibit 13

	Three Months Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
Net income available to common stockholders	$26,587	$15,767	$62,692	$72,634
Provision for depreciation (1)	21,355	20,310	84,828	74,015
Loss (gain) on sales of properties	(3,361)	1,272	(3,227)	143
Prepayment fees	0	(50)	0	(50)
Rental income less than (in excess of) cash received	4,876	(1,657)	727	(13,792)

Funds available for distribution	49,457	35,642	145,020	132,950
Impairment of assets	0	0	0	314
Loss on extinguishment of debt, net (2)	2,214	0	20,662	0

Funds available for distribution — adjusted	$51,671	$35,642	$165,682	$133,264
Average common shares outstanding:
Basic	55,992	52,326	54,110	51,544
Diluted	56,368	52,784	54,499	52,082

Per share data:
Net income available to common stockholders
Basic	$0.47	$0.30	$1.16	$1.41
Diluted	0.47	0.30	1.15	1.39

Funds available for distribution
Basic	$0.88	$0.68	$2.68	$2.58
Diluted	0.88	0.68	2.66	2.55

Funds available for distribution — adjusted
Basic	$0.92	$0.68	$3.06	$2.59
Diluted	0.92	0.68	3.04	2.56

FAD Payout Ratio
Dividends per share	$0.62	$0.60	$2.46	$2.385
FAD per diluted share	$0.88	$0.68	$2.66	$2.55

FAD payout ratio	70%	88%	92%	94%

FAD Payout Ratio — Adjusted
Dividends per share	$0.62	$0.60	$2.46	$2.385
FAD per diluted share — adjusted	$0.92	$0.68	$3.04	$2.56

FAD payout ratio — adjusted	67%	88%	81%	93%

Notes:	(1)	Provision for depreciation includes provision for depreciation from discontinued operations.

	(2)	Loss on extinguishment of debt is net of recoveries received of $822,000.

Funds From Operations Reconciliation (Amounts in 000’s except per share data)	Exhibit 14

	Three Months Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
Net income available to common stockholders	$26,587	$15,767	$62,692	$72,634
Provision for depreciation (1)	21,355	20,310	84,828	74,015
Loss (gain) on sales of properties	(3,361)	1,272	(3,227)	143
Prepayment fees	0	(50)	0	(50)

Funds from operations	44,581	37,299	144,293	146,742
Impairment of assets	0	0	0	314
Loss on extinguishment of debt, net (2)	2,214	0	20,662	0

Funds from operations — adjusted	$46,795	$37,299	$164,955	$147,056

Average common shares outstanding:
Basic	55,992	52,326	54,110	51,544
Diluted	56,368	52,784	54,499	52,082

Per share data:
Net income available to common stockholders
Basic	$0.47	$0.30	$1.16	$1.41
Diluted	0.47	0.30	1.15	1.39

Funds from operations
Basic	$0.80	$0.71	$2.67	$2.85
Diluted	0.79	0.71	2.65	2.82

Funds from operations — adjusted
Basic	$0.84	$0.71	$3.05	$2.85
Diluted	0.83	0.71	3.03	2.82

FFO Payout Ratio
Dividends per share	$0.62	$0.60	$2.46	$2.385
FFO per diluted share	$0.79	$0.71	$2.65	$2.82

FFO payout ratio	78%	85%	93%	85%

FFO Payout Ratio — Adjusted
Dividends per share	$0.62	$0.60	$2.46	$2.385
FFO per diluted share — adjusted	$0.83	$0.71	$3.03	$2.82

FFO payout ratio — adjusted	75%	85%	81%	85%

Notes:	(1)	Provision for depreciation includes provision for depreciation from discontinued operations.

	(2)	Loss on extinguishment of debt is net of recoveries received of $822,000.

Outlook Reconciliation (Amounts in 000’s except per share data)	Exhibit 15

	Year Ended
	December 31, 2006
	Low	High
Net income available to common stockholders	$78,200	$83,100
Provision for depreciation (1)	97,500	97,500

Funds from operations	175,700	180,600
Rental income less than (in excess of ) cash received	(7,000)	(7,000)

Funds available for distribution	$168,700	$173,600

Average common shares outstanding (diluted)	61,000	61,000

Per share data (diluted):
Net income available to common stockholders	$1.28	$1.36
Funds from operations	2.88	2.96
Funds available for distribution	2.77	2.85

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

EBITDA Reconciliation ($000’s)	Exhibit 16

	Three Months Ended				Year Ended
	December 31				December 31
	2005		2004		2005		2004
Net income	$31,921		$21,209		$84,286		$85,371
Provision for depreciation (1)	21,355		20,310		84,828		74,015
Interest expense (1)	21,369		18,742		82,624		72,556
Capitalized interest	39		285		665		875
Amortization (2)	708		1,016		4,975		4,247
Provision for loan losses	300		300		1,200		1,200

EBITDA	75,692		61,862		258,578		238,264
Loss on extinguishment of debt, net (3)	2,214		0		20,662		0

EBITDA — adjusted	$77,906		$61,862		$279,240		$238,264

Interest Coverage Ratio
Interest expense (1)	$21,369		$18,742		$82,624		$72,556
Capitalized interest	39		285		665		875

Total interest	21,408		19,027		83,289		73,431
EBITDA	$75,692		$61,862		$258,578		$238,264

Interest coverage ratio	3.54	x	3.25	x	3.10	x	3.24	x

EBITDA — adjusted	$77,906		$61,862		$279,240		$238,264

Interest coverage ratio — adjusted	3.64	x	3.25	x	3.35	x	3.24	x

Fixed Charge Coverage Ratio
Total interest (1)	$21,408		$19,027		$83,289		$73,431
Preferred dividends	5,334		5,442		21,594		12,737

Total fixed charges	26,742		24,469		104,883		86,168
EBITDA	$75,692		$61,862		$258,578		$238,264

Fixed charge coverage ratio	2.83	x	2.53	x	2.47	x	2.77	x

EBITDA — adjusted	$77,906		$61,862		$279,240		$238,264

Fixed charge coverage ratio — adjusted	2.91	x	2.53	x	2.66	x	2.77	x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

	(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.

	(3)	Loss on extinguishment of debt is net of recoveries received of $822,000.